UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 2, 2015

OCI Resources LP
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36062	46-2613366
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

Five Concourse Parkway
Suite 2500
Atlanta, Georgia	30328
(Address of principal executive office)	(Zip Code)

(770) 375-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of OCI Resource Partners LLC (the "Company"), the general partner of OCI Resources LP (the "Partnership"), has approved a grant, effective as of April 2, 2015, of 4,647 time-based restricted unit awards (“Restricted Unit Awards”) and 4,647 performance awards based, in part, on the value of Partnership's common units ("Performance Awards") to Kirk H. Milling, Chief Executive Officer of the General Partner, 1,302 Restricted Unit Awards and 1,302 Performance Awards to Kevin L. Kremke, Chief Financial Officer of the General Partner, and 1,286 Restricted Unit Awards and 1,286 Performance Awards to Nicole C. Daniel, Vice President, General Counsel and Secretary of the General Partner, in each case, pursuant to the the Company's 2013 Long-Term Incentive Plan ("LTIP") and corresponding Restricted Unit Award agreement and Performance Award Agreement, as applicable.

The Restricted Unit Awards granted to these award recipients vest and the forfeiture restrictions will lapse in substantially equal one-third (1/3) increments on each of January 1, 2016, January 1, 2017 and January 1, 2018, so that the Restricted Unit Awards (and any related restricted cash distributions) will be 100% vested on January 1, 2018, so long as the award recipient remains continuously employed by the Partnership Entities (as defined in the corresponding Restricted Unit Award agreement) from the date of grant through each applicable vesting date, unless otherwise vesting earlier pursuant to the terms of the Restricted Unit Award with regard to changes of control, death and disability. The form of Restricted Unit Award agreement used in connection with these restricted unit grants was previously filed with the Securities and Exchange Commission as Exhibit 10.2 to the Partnership’s Form 8-K filed on July 2, 2014.

The Performance Awards granted to these award recipients have a performance cycle beginning on January 1, 2015 and ending December 31, 2017. The vesting of the Performance Award, and number of common units of the Partnership distributable pursuant to such vesting, is dependent on the relative performance of the Partnership’s common units compared to an initial peer group consisting of 23 other publicly traded partnerships (provided that the award recipient remains continuously employed with the Company or its affiliates or satisfies other service-related criteria through the end of the performance period, except in certain cases of changes of control or the award recipient's death or disability). Vested Performance Awards are to be settled in the Partnership’s common units, with the number of such units payable under the award to be calculated by multiplying the target number provided in the Performance Award Agreement by a performance percentage, which may range from 0% to 200%, depending on the relative performance of the Partnership’s common units over the performance period compared to common units of each member of the peer group. In addition, upon vesting of the Performance Award, the award recipient is entitled to receive a cash payment equal to the distribution equivalents accumulated with respect to the target number provided in the Performance Award Agreement, multiplied by the performance percentage described in the immediately preceding sentence. The form of Performance Award agreement used in connection with these Performance Award grants is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit Number	Description
10.1	Form 2015 of Performance Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2015	OCI RESOURCES LP

	By:	OCI Resource Partners LLC,
its General Partner

	By:	/s/ Nicole C. Daniel
Nicole C. Daniel
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form 2015 of Performance Award Agreement